[FEDDERS LETTERHEAD]

                                                         ______, 2002


Fedders Corporation
505 Martinsville Road
Liberty Corner, New Jersey 07938

                  Re:   Fedders Corporation
                        Registration Statement on Form S-4
                        (File No. 333-58876)

Ladies and Gentlemen:

            I am the Vice President and General Counsel of Fedders Corporation, a Delaware corporation (the "Company"), and have acted in that capacity in connec tion with the recapitalization of the Company through a merger of FC Merger Sub, Inc., a wholly owned subsidiary of the Company, with and into the Company, with the Company as the surviving corporation (the "Recapitalization"), and the registra tion of up to 33,387,219 shares of new voting common stock of the Company (the "New Common Stock") and up to 2,493,046 shares of new Class B stock of the Company (the "New Class B Stock") in the Recapitalization.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-58876) as filed with the Securities and Exchange Com mission (the "Commission") on April 13, 2001 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on June 6, 2001; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 24, 2001,
(iv) Amendment No. 3 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the Transaction Statement on Schedule 13e-3 (File No. 5-36324) as filed with the Commission on April 13, 2001 under the Act; (v) Amendment No. 1 to the Transaction Statement as filed with the Commission on June 6, 2001; (vi) Amendment No. 2 to the Transac tion Statement as filed with the Commission on August 24, 2001; (vii) Amendment No. 3 to the Transaction Statement as filed with the Commission on the date hereof (such Transaction Statement, as so amended, being hereinafter referred to as the "Transaction Statement"); (viii) the Recapitalization Agreement and Plan of Merger between the Company and FC Merger Sub, Inc., dated as of _________, 2002 (the "Recapitalization Agreement"); (ix) a specimen certificate representing the New Common Stock; (x) a specimen certificate representing the New Class B Stock; (xi) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (xii) the form of the Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware to reflect the transactions contemplated by the Recapitalization (the "New Charter");
(xiii) the By- Laws of the Company, as amended to date and currently in effect; and (xiv) certain resolutions of the Board of Directors of the Company, relating to the Recapitalization and the transactions contemplated thereby. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, I have assumed the due filing of the New Charter with the Secretary of State of the State of Delaware. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

            I am admitted to the Bar of the State of New Jersey, and I do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey, the General Corporations Law of the State of Delaware and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those referred to in the preceding sentence, I have assumed, but without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

            Based upon and subject to the foregoing, I am of the opinion that:

            When (i) the Registration Statement becomes effective under the Act; (ii) the Company files a certificate of merger with the Secretary of State of Delaware; (iii) the Company files the New Charter with the Secretary of State of Delaware; and (iv) the certificates representing the New Common Stock and New Class B Stock, in the form of the specimen certificates examined by me, have been manually signed, registered and delivered by an authorized officer of the transfer agent and registrar for the New Common Stock and New Class B Stock, the New Common Stock and New Class B Stock will thereupon be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,